                                                                   EXHIBIT 24.02

                           EL PASO ELECTRIC COMPANY
                           CERTIFICATE OF RESOLUTION



     I, Guillermo Silva, Jr., Secretary of El Paso Electric Company, a Texas corporation (the "Company"), do hereby certify that attached hereto is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company at a meeting of said Board duly convened and held on January 16, 1997.

     IN WITNESS WHEREOF, I have hereunto set my hand and have affixed the seal of the Company this 21st day of March 1997.



                                      /s/ GUILLERMO SILVA, JR.
                                      -------------------------------
                                      Guillermo Silva, Jr., Secretary



(Corporate Seal)

                           EL PASO ELECTRIC COMPANY
                              BOARD OF DIRECTORS
                                  RESOLUTION
                               JANUARY 16, 1997



     FURTHER RESOLVED, that James S. Haines, Eduardo A. Rodriguez, Gary R. Hedrick, Terry D. Bassham and Guillermo Silva, Jr. are each hereby duly appointed the Company's, and its Officers' and Directors', true and lawful attorneys-in-fact and agents, for its place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K") and to file each such amendment to the 1996 10-K, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting, unto each of the said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as it, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.